UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 5, 2017, Genocea Biosciences, Inc. (the “Company”) issued a press release announcing positive clinical results from the Company’s planned interim analysis of its ongoing placebo-controlled Phase 2b trial evaluating a new Phase-3 ready formulation of GEN-003 for the treatment of genital herpes. A copy of the press release, dated January 5, 2017, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On January 5, 2017, the Company will give a presentation to certain investors regarding the positive clinical results for the six-month post-dosing period of the Company’s Phase 2b trial evaluating a new Phase-3 ready formulation of GEN-003 for the treatment of genital herpes.  A copy of the presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.  The presentation is also available on the Company’s website, www.genocea.com, however the Company’s website and any information contained on the website are not incorporated herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Jonathan Poole Chief Financial Officer
Date: January 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Genocea Biosciences, Inc. on January 5, 2017
99.2	Investor Presentation dated January 5, 2017

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